Exhibit 10.27

Contract Number:

Technical Service Agreement

(Containing Technical Training and Technical Intermediary)

Project Name:	BTEST Content Distribution Technical Service

Consignor:
(Party A)

Consignee:	Beijing Jadebird IT Education Company, Limited
(Party B)

Place of Execution: Haidian District, Beijing

Date of Execution:

Term of Agreement:                     to

INDEX

I. CONTENT, METHODS AND REQUIREMENTS OF TRAINING

    1. CONTENT OF TRAINING

    2. METHODS OF TRAINING

    3. REQUIREMENTS OF TRAINING

II. AUTHORIZATION

III. LOCATION OF CLASS

IV. TERM OF THE AGREEMENT

V. RIGHTS AND OBLIGATIONS OF THE PARTIES

    1. RIGHTS AND OBLIGATIONS OF PARTY A

    2. RIGHTS AND OBLIGATIONS OF PARTY B

VI. COMPENSATION AND PAYMENT PROCEDURE

    1. CONTENT DISTRIBUTION FEE PER STUDENT

    2. PAYMENT PROCEDURE OF THE CONTENT DISTRIBUTION FEE

VII. EXAMINATION AND ISSUANCE OF THE CERTIFICATE

VIII. STUDENT FILES

X. TERM OF PAYMENT

XI. REPRESENTATIONS AND WARRANTS

    1. REPRESENTATIONS AND WARRANTS OF PARTY A

    2. REPRESENTATIONS AND WARRANTS OF PARTY B

XII. DELIVERY OF NOTICE

XIII. CONFIDENTIALITY AND NON-COMPETITION

    1. CONFIDENTIAL MATTERS

XIV. EFFECTIVENESS, EXPIRATION, TERMINATION AND EXTENSION OF THE AGREEMENT

    1. POSITION OF THE AGREEMENT

    2. EFFECTIVENESS OF THE AGREEMENT

    3. EXTENSION OF THE AGREEMENT

    4. AUTOMATIC TERMINATION OF THE AGREEMENT

    5. TERMINATION OF THE AGREEMENT

    6. HANDLING CONSEQUENTIAL TO THE TERMINATION

XV. OBLIGATION OF BREACH

XVI. FORCE MAJEURE

XVII. GOVERNING LAW AND SETTLEMENT OF DISPUTES

XVIII. MISCELLANEOUS

In accordance with the Contract Law of the People’s Republic of China, the Parties of this Agreement have, in connection with the technical service for the BTEST Content Distribution Training Project, through negotiations and consensus, entered into this Agreement.

I. Content, Methods and Requirements of Training

1. Scope of Training

The project name in this Agreement, BTEST (Testing Engineer Certificate for Computer Professional) Content Distribution, shall be the exclusive name for the technical training hereunder;

1.	The content of training under this Agreement aims to teach the advanced systematic course, BTEST, to Party A, and its main technical preparation and knowledge include the following:

1)	Party B shall provide Party A core content, design objectives, teaching methods, examination and certification and other aspects of the content of the systematic BTEST course for Party A to conduct relevant teaching activities;

2)	Party A can learn the teaching skills and methodology to improve project experience, and Party B shall, through the training, enable the teaching stuff of Party A to master the necessary technical knowledge for teaching the BTEST course and obtain the required project experience and practical ability;

3)	Party A can learn the teaching skill, and Party B shall, through the training, enable the teaching stuff of Party A to master the necessary teaching skill and methodology for career orientation in the BTEST course;

4)	Party B’s proprietary Practical Performance with the Projects and Scene Teaching Method shall be adopted in the training;

5)	Party B shall, base on the most up-to-date development of technology, conduct unitive update or upgrade to the training content. If Party A encounters such situation during the training cooperation hereunder, Party A will, in accordance with Party B’s requirements, have training opportunity for the new technical content.

2. Methods of Training

The training hereunder shall be realized by Party B through content distribution, i.e. Party B shall, according to the characteristics of the current course system of Party A, replace the BTEST course into Party A’s current course system.

3. Requirements of Training

1)	Party A is an education institution mainly cultivating computer application talents, who holds legitimate teaching license approved or admitted by the relevant education administrative authorities, owns classrooms and other auxiliary facilities, has fixed, stable and competent teaching team, and continuously enroll regular students who study diploma education courses.

2)	Both Parties agree to build close relationship in the computer education field, based on the courses provided by Party B, to run the BTEST content distribution for those regular students of Party A who are studying diploma education.

3)	The Parties shall, on an equal, freewill, goodwill and equivalent basis, run the training cooperation.

II. Authorization

Party B shall authorize Party A to use the BTEST course of Party B for content distribution among regular students studying diploma education courses in Party A. Non-regular students of Party A and regular students of Party A studying non-diploma education shall not attend the BTEST content distribution contained in this Agreement. Without a written consent by Party B, Party A shall not engage in the online education and social training businesses of the content distribution of Party B.

III. Location of Class

The designated location of class shall be:                     . Such location shall not be changed by Party A at discretion without a written consent by Party B.

IV. Term of the Agreement

This Agreement shall be effective as of              and expired as of             , and shall have a term of four years. If the effective date of this Agreement is not consistent to the date of execution hereof, the term of this Agreement shall be started accordingly from the effective date of this Agreement.

V. Rights and Obligations of Both Parties

1. Rights and Obligations of Party A

1)	Party A shall enroll for each content distribution session no less than 60 students.

2)	Party A shall pay for the content distribution fee pursuant to the payment procedure and schedule of the content distribution.

3)	Without a written consent of Party B, Party A shall not, in the course of the content distribution, use in public any mark of Party B to engage in marketing activities, including but without limitations to, any VI, brand, trademark, mark, logo, name or any combination thereof.

4)	Party A shall not use any trade name of Party B and any mark, VI, brand, trademark, mark, name or any combination thereof of the authorized content distribution business as the VI, brand, trademark, mark, logo, name or any combination thereof of Party A

5)	Party A shall not mislead the public and students that Party A is Party B or a branch of Party B.

6)	Party A, when running the content distribution business, shall observe the rules, policies and standards of Party B.

7)	Party A shall not discontinue the operation of the authorized content distribution business.

8)	Party A shall, in accordance with the number of the students attending the authorized content distribution, purchase textbooks directly from Party B, which shall not be duplicated or else shall constitute an infringement of copyright. Nor shall Party A purchase from any third party printings of such textbooks.

9)	If Party A, when finding out any infringement of any kind by any third party, shall promptly notify Party B.

10)	Teachers of Party A shall take their work with relevant certificates and satisfy the requirements of teaching resource allocation of Party B.

2. Rights and Obligations of Party B

1)	Party B shall guarantee that Party B is entitled to authorize the systems and the BTEST content distribution as specified in the Agreement to Party A, and shall guarantee to provide Party A the most advanced products owned by Party B.

2)	Party B shall provide assistance to the BTEST content distribution.

(1)	Party A shall, in accordance with the requirements of Party B’s systems, prepare its teaching environment, teaching equipments, and software and hardware configuration, Party B agrees to provide the relevant information, advice and technical assistance.

(2)	Party B shall be responsible for providing the entire range of the BTEST courseware products, including:

scope of courseware	type	to use on	note
BTEST Course Introduction	electric	teaching supervisor, teacher
BTEST Hour Split	electric	teaching supervisor, teaching assistant, teacher
BTEST Course Schedule	electric	teaching supervisor, teaching assistant, teacher
Student Textbooks	printing	student	Each course will be furnished with 1 student textbook, containing theoretical chapters and practical chapters, for the use of theoretical guidance and computer practice of the students.
PPT for Teaching	electric	teacher	for teachers in teaching the class
Reference Teaching Plan	electric	teacher	detailed introduction of course schedule and objectives etc.
Program Guide	printing	teacher	For each program to be completed by the students, Party B provides the relevant guiding instruction, and examples, including development documents, source code and the relevant content.
Program Code and Document	electric	teacher	Debugged and smooth-running code and the relevant instruction documents will be provided.
Teaching Organization Manual (learning start-up)	electric	teaching assistant, teacher	provide software and hardware configuration instruction, class arrangement requirements and teaching progress control etc. for curriculum set up.
Teaching Organization Manual (information)	electric	teaching assistant, teacher	provide instructions for student registration management, filing management, exam application and exam arrangement etc.

(3)	For convenience of communication between the Parties, Party B will provide Party A, free of charge, an email address suffixed with @jb-aptech.com.cn. All email communication between Party A and Party B shall use such email address.

(4)	Party B reserves its right of modification and its right of interpretation with respect to the BTEST content distribution.

(5)	Party B shall be entitled to conduct random check on the student situation of the content distribution of Party A to verify whether the students of the content distribution are regular diploma education students.

3)	Training for the Teachers

(1)	Party B shall, at its specified time and location, provide free and short training regarding relevant BTEST curriculum set-up, teaching methodology, teaching concept, teaching materials and other matters to the teachers of Party A, i.e. the Teaching Methodology Training, and when such training is completed, a certification exam will be given.

(2)	Party B shall, at its specified time and location, provide free Teacher Qualification Training regarding the technical content of the BTEST course to the teachers of Party A, and when such training is completed, a certification exam will be given.

(3)	If the products of Party B are updated or upgraded, Party B shall train the teachers again for Party A.

(4)	Quota for free training for the teachers is: A Module + C Module, 3 person-time, B Module + C Module, 3 person-time. The modules for the trainings are laid down below:

Module	Time of Training	Course Name	Course Info.
A	9 days	Build up Windows Testing Environment	TE
		Use C Language to Develop Simple Application	DC
		Linux and Web Application Environment	LINUX
		WEB Database	DBA
B	9 days	Testing Plan and Software Defect	TP
		Proficient Testing Design Examples	TC
		White Box Testing	WBT
		Proficient Usage of Auto Testing Tools	ATT
		Software Testing Examples and Practice	PRJ
C	2 days	Product and Method Training

(5)	Any teacher of Party A who does not attend the Teaching Method Training will not be qualified for the Teacher Qualification Training and the relevant certification exams.

(6)	Only teachers who have obtained both Teaching Method Certificate and Teacher Qualification Certificate may conduct BTEST teaching work.

4)	Academic Support

(1)	Party B shall, with respect to questions raised by Party A in writing regarding educational administration stuff, curriculum, course progress, teaching method and other aspects of the relevant authorized content distribution business, provide prompt feedback or explanation and relevant materials.

(2)	If the teaching approach of the authorized content distribution of Party A does not meet the requirements of the systems, or if the teaching approach of the content distribution impairs the reputation or interest of Party B, Part A shall make remedies within 15 business days.

5)	Examination Support

(1)	Party B shall provide Party A the template of the student files, and shall, with respect to questions regarding the filling and submission of the student files of the relevant authorized content distribution business, provide prompt feedback or explanation.

(2)	When Party A organizes the students to attend the certification examination, Party B shall provide the exam questions and the exam patrols.

(3)	After the certification examination, Party B shall provide all writing completion examination grades, prepare and distribute the lists of the overall completion grade, prepare and issue the certificates for those qualified students.

VI. Compensation and Payment Procedure

The calculation of compensation is done by calculating the content distribution fee, the amount and payment procedure of such compensation is the following:

1. Content Distribution Fee per Student

1)	Party A shall pay to Party B an hourly fee for the content distribution, which has the following fee rate:

BTEST accounts for 658 hours in total, ¥7.5 Yuan per hour, the total hourly fee for the content distribution shall be ¥4935 Yuan.

2)	Party A shall pay to Party B the material fee and examination fee of the content distribution, which has the following fee rate:

Teaching material fee is ¥500 Yuan per person, examination fee is ¥365 Yuan per person.

3)	Content distribution fee in total: ¥5800 Yuan per person

2. Payment Procedure of the Content Distribution Fee

Provided the calculation is for 60 persons, during the term of the cooperation hereunder, Party A shall pay to Party B for the content distribution fee, amount to ¥348,000 Yuan in total, Party A shall, in accordance with the following procedures, pay the content distribution fee to Party B:

1)	First Installment:

(1)	Party A shall, within 3 business days upon the execution of this Agreement, pay to Party B, in a lump sum, 15% of the content distribution fee, amount to ¥52,200 Yuan.

(2)	Party A shall, when ordering the course materials for the second group of the students of content distribution, pay to Party B another 15% of the content distribution fee.

2)	Order Payment:

Party A shall, when ordering the textbooks, pay to Party B 30% of the content distribution fee, amount to ¥104,400 Yuan.

3)	Examination Payment:

Party A shall, when the students attending the content distribution complete all studies and attend the certification examination, pay to Party B 50% of the content distribution fee, amount to of ¥174,000.

4)	Certification Payment:

Party A shall, when the students attending the content distribution complete all studies, pass the certification examination and receive the certificates, pay to Party B 5% of the content distribution fee, amount to ¥17,400.

3.	The above fees are calculated based on 60 persons, and if Party A, when ordering the textbooks, increases the number of the students participating in the content distribution, Party A shall make up the fee due for the excessive persons to Party B.

4.	During the cooperation hereunder, if any student of Party A loses his/her register (to be furnished with relevant evidence by Party A), Party B shall no longer charge the content distribution fee for such student to Party A, however, the content distribution fee that has been charged shall not be refunded.

VII. Examination and Issuance of the Certificate

1.	Party A shall, in accordance with the examination timetable and time requirements, apply for the examination. If such application is overdue, the relevant rules of Party B regarding student examination shall be implemented.

2.	For any student participating in the content distribution of Party A who has passed the examination, Party B shall issue him/her the relevant certificate.

3.	Each student is entitled to two free resit opportunities, any additional resit application will be charged for the examination fee.

4.	Any student may apply for resit within half a year after he/she attends the first examination. If such period of time runs out, it shall be deemed as a waiver of the right of examination.

VIII. Student Files

1.	Party A shall, when ordering the textbooks, provide Party B the student files of the students participating the BTEST content distribution. Party A shall guarantee that the student files so furnished are true and complete, and Party B shall not provide BTEST examination and certification service to any student other than those specified in the student files furnished by Party A.

2.	Party A shall, when furnishing the student files, use the template provided by Party B hereof and sent them in electronic file to this email address of Party B: xygl@jb-aptech.com.cn.

X. Term of Payment

All payment specified above payable by Party A shall be made, by cheque, wire transfer or other valid means, to the following designated account of Party B:

Name: Beijing Jadebird IT Education Company, Limited

Account: 8194-12225

Bank: Zhongguancun Branch, Huaxia Bank

XI. Representations and Warrants

1. Representations and Warrants of Party A

1)	Party A possesses the civil right competence and the civil conduct competence for executing and performing this Agreement.

2)	Party A has obtained, with respect to this BTEST content distribution hereunder, the necessary approvals, and is entitled to sign on this Agreement and perform pursuant to the terms and provisions of this Agreement.

3)	Party A warrants that the execution or performance of this Agreement or the completion of this content distribution does not and will not violate any relevant laws, regulations and regulatory documents, all necessary or relevant approval documents for the execution or performance of this Agreement or for the completion of the agreed business hereunder have been obtained, and it will take any further action or execute any additional document, necessary for the performance of this Agreement, or it will ensure such action to be taken or such document to be executed, so as to fully realize the targets contemplated in this Agreement.

4)	Party A warrants that no contract or agreement which may restrain it from concluding this Agreement has been executed.

2. Representations and Warrants of Party B

1)	Party B possesses the civil right competence and the civil conduct competence for executing and performing this Agreement.

2)	Party B has obtained, with respect to this BTEST content distribution, the necessary internal approvals, and is entitled to sign on this Agreement and perform pursuant to the terms and provisions of this Agreement.

3)	Party B will take any further action or execute any additional document, necessary for the performance of this Agreement, or will ensure such action to be taken or such document to be executed, so as to fully realize the targets contemplated in this Agreement.

XII. Delivery of Notice

1.	Any notice in the form of writing shall be sent by registered mail or courier service, each of which shall be deemed given on the tenth business day after the day (as shown by the postmark) it is sent, or shall be sent by facsimile, which shall be deemed given with written confirmation of transmission by both Parties.

2.	The address specified below shall be the address of the Parties. Either Party may, at any time, by giving written notice to the other Party pursuant to this Article, change its address for communication purpose.

If to Party A:

Recipient:

Address:

Zip Code:

Telephone:

Fax:

If to Party B:

Recipient: School and College Cooperation Business Department

Address: 3rd Floor, Jadebird Building, 207, Chengfu Road, Haidian District, Beijing

Zip Code: 100871

Telephone: 010-62760088

Fax: 010-62760088 — 6808

XIII. Confidentiality and Non-Competition

1.	Confidential Matters

1)	Confidential Information means any material or data that is, in the course of work, controlled by Party B, through certain measures, to be accessible only to a certain extent and not to be publicly known, or in Party B’s intention not to be known by the public, as well as any working plan that has not been announced by Party B or any proposal or plan that is not disclosed with respect to its strategic disposition and led by Party B, including but without limitations to, the relevant commercial secrets, computer programs, designs, drawings, engineer, processes, software, data, know how, business and produce development plans, research, concepts, products, services, marketing, financing, client information and other information related to Party B’s business, or information and materials obtained by Party B from any other party.

2)	Party A hereby consents, all information it obtains hereunder shall only be used for work related to the content distribution between Party A and Party B, other than this, Party A shall not, for its own or for any other purpose, use the Confidential Information disclosed by Party B to Party A, regardless the substance of such information, oral or written, in disk or in film.

3)	Unless otherwise provided in the Agreement, neither Party shall, without the other Party’s consent, disclose to any third party (relevant judicial, regulatory or governmental authorities, other supervisory authorities, the Parties’ legal, accounting, commercial or other consultants, however, excluding the Parties’ employees) any of the terms and conditions of this Agreement, the execution and performance status of this Agreement, and any Confidential Information of the other Party and the other Party’s affiliates it gets to know through the execution and performance of this Agreement.

4)	In order to prevent the Confidential Information of Party B from entering into the public domain or becoming subject to any unauthorized person, Party A shall take every reasonable measure to protect the confidentiality of Party B’s information, including to execute confidentiality agreements and non-competition agreements with its employees, and prevent the Confidential Information provided by Party B from being disclosed or used.

2.	Without Party B’s written consent, Party A shall not enter into any business contract, agreement or arrangement with any individual or entity other than Party B, which tends to compete, directly or indirectly, with the business under this Agreement. Party A shall guarantee that none of its employs will join any entity that competes with the business under this Agreement within one year after their resignation from Party A.

3.	This Confidentiality and Non-Competition provision shall remain valid and in full legal force during and after the term of this Agreement.

XIV. Effectiveness, Termination, Expiration and Extension of the Agreement

1. Position of the Agreement

1)	The execution, effectiveness and performance of this Agreement shall not restrict Party B in running any other business or operation. The authorization by Party B to Party A, for the purpose of performing this Agreement, shall not be used by Party A for any other matter that has no regard to the business under this Agreement.

2)	The Agreement shall not form a joint venture relation between the Parties, therefore, none of Party A’s action shall subject Party B to any guaranty with its assets.

2. Effectiveness of the Agreement

The Agreement shall become effective as of the day on which Party B receives the agreed first installment of payment hereunder by Party A after the Parties have signed and chopped their seal on the Agreement.

3. Extension of the Agreement

In 90 days before the term of the Agreement expires, Party A may propose in writing to Party B for an extension. If both Parties agree on the term and the conditions, the Agreement may be extended, otherwise, the Agreement shall be terminated upon expiration hereof.

4. Automatic Termination of the Agreement

1)	The occurrence of any force majeure event destroys the conditions on which the continuance of performance of this Agreement relies, or renders the performance of the Agreement unnecessary.

2)	If the term of the Agreement expires, and no agreement on extension hereof is reached by the Parties, the Agreement shall be automatically terminated.

5. Termination of the Agreement

1)	If any of the following situations occurs, Party B may terminate the Agreement with a written notice to Party A, which shall become effective upon delivery of such notice:

(1)	Party A violates the term or any condition provided herein, and fails to make remedies according to Party B’s request within 15 business days.

(2)	Party A commits any infringement on the intellectual property right of Party B.

(3)	Party A fails to run the business and make the payment to Party B within the required period of time of Party B.

(4)	Party A violates any of its representation, warrant, covenant or other obligation provided under this Agreement.

2)	If any of the following situations occurs, Party A may terminate the Agreement with a written notice to Party B, which shall become effective upon delivery of such notice:

(1)	Any substantial change in the relevant authorize content distribution business is not informed to Party A within 15 business days for Party A to make relevant adjustment.

(2)	Other situations that are sufficient to affect Party A’s business and render the Agreement unenforceable.

6. Handling Subsequent to the Termination of the Agreement

1)	If the Agreement is terminated due to the facts agreed upon herein, the defaulting Party shall assume the relevant legal obligations.

2)	After the Agreement is terminated, Party A shall complete the teaching work to the students who have attended the BTEST content distribution, and stop enrolling any new student into the BTEST content distribution, at the same time. Party B shall continue to provide Party A content distribution support and academic support for this particular group of students, assist Party A to complete the teaching work to the students who have attended the BTEST content distribution. If Party A is unable to complete the remaining teaching work, the course fee of those taught lessons shall be returned to all students who have paid for it by Party A.

3)	This article shall remain valid and in full force during and after the term of the Agreement.

XV. Obligation of Breach

1.	If the authorized content distribution course of Party A can not meet the requirements of the systems, or if the teaching approach of the content distribution impairs the reputation or interest of Party B, Party B shall be entitled to require Party A to make remedies within 15 business days. The defaulting Party shall make remedies within 15 days and provide a report to the non-defaulting Party after such remedies are eligible.

2.	Both Parties shall perform strictly in accordance with the Agreement. If there is any breach of the Agreement of any kind, the non-defaulting Party shall be entitled to take action towards such breach, including but without limitations to, terminate the Agreement or other relevant agreement, and shall be entitled to require the defaulting Party to indemnify the non-defaulting Party’s loss.

XVI. Force Majeure

1.	Force Majeure means any event that is reasonably uncontrollable, unforeseeable or inevitable even if foreseeable by the Parties, such event may hinder, influence or delay the performance of either Party of its obligations, in whole or in part, pursuant to the Agreement.

2.	Any significant accident and change of policy or laws and regulations, as agreed and accepted by both Parties, shall be deemed as a force majeure event, obligation for failure or delay to perform the Agreement, in whole or in part, caused by such event, may be exempted.

1)	When a force majeure event occurs, the knowing Party shall inform the other Party in writing within fifteen days upon the occurrence of such event, notify the other Party any potential impact of such event on this Agreement, and provide written evidence within fifteen days after the end of such event.

2)	The Party facing with force majeure shall take remedial measures to minimize damage, and if the Agreement can be performed continuously, the performance hereof shall continue.

XVII. Governing Law and Settlement of Disputes

1.	All disputes arising out of the performance of this Agreement or in connection with this Agreement shall be settled by the Parties through amicable negotiations, and if such negotiations are failed, shall be submitted to China International Economic and Trade Arbitration Commission for arbitration in accordance with the applicable arbitral procedures and rules of such Commission. The award of the arbitration shall be final and binding on both Parties. The arbitration cost shall be borne by the Parties respectively.

2.	During the arbitration, any part of the Agreement other than those which are in dispute between the Parties and going through the arbitration shall be performed continuously.

3.	The conclusion, execution, interpretation and disputes of this Agreement shall be governed by, and settled in accordance with, the laws of the People’s Republic of China.

XVIII. Miscellaneous

1.	This Agreement represents an integral document with respect to the subject matter contemplated hereunder by the Parties, and the Agreement, together with any appendix of this Agreement, shall constitute the entire agreement by and between the Parties hereto. The Agreement shall supersede any intent, expression, understanding and other oral or written agreement in connection with the transactions contemplated for the project under this Agreement made by the Parties before the date of execution of this Agreement.

2.	This Agreement contains all contracts, interpretations and appendices concluded in writing by and between the Parties, however, excludes any other commitment, term and obligation, regardless oral or written, explicit or implicit, which is not specified in the Agreement.

3.	The Agreement shall inure to benefit of the Parties hereto and their successors and assignees, and shall be binding upon both Parties and their successors.

4.	If any of the Party hereto gives any tolerance or temporarily stops exercising relevant right provided in the Agreement to the other Party, the right of the such Party shall not be weaken or constrained thereby, nor shall this be construed as any waiver to recourse of the violation or breach by the defaulting Party thereof.

5.	The scope of the Parties’ cooperation hereunder shall be limited only to the BTEST content distribution business, any other business of the Parties respectively shall not be bound by this Agreement. In performing the Agreement, the principle of goodwill and credibility must be observed, neither Party shall broaden such scope at discretion.

6.	The Agreement shall be executed in four counterparts, both Party A and Party B shall each hold 2 counterparts, and each of which shall have equal legal force.

In witness whereof, the Parties hereto have caused this Agreement to be executed by their respective legal representatives or their authorized officers, as of             ,          in Beijing.

Consignor (Party A)	Name	(seal)					Technical Contract Seal or Company Seal
	Legal Representative	(seal)
	Authorized Agent	(seal)
	Contact (Handling) Person	(seal)
	Domicile (Address for Correspondence)				Zip Code		Date
	Telephone			Fax
Bank
Account
Consignee (Party B)	Name	Beijing Jadebird IT Education Company, Limited					Technical Contract Seal or Company Seal
Legal Representative
Authorized Agent
Contact (Handling) Person
	Domicile (Address for Correspondence)	School Cooperation Business Dept., 3rd Floor, Jadebird Building, 207, Chengfu Rd., Haidian Dist., BJ		Zip Code		100871	Date
	Telephone	010-62760088	Fax	010-62760088-6808
	Bank	Zhongguancun Branch, Huaxia Bank
	Account	8194-12225